UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013 (December 12, 2013)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Grant of Performance Shares. Consistent with past practice, on December 12, 2013, the Compensation and Leadership Development Committee (the “Compensation Committee”) of the Board of Directors of ACI Worldwide, Inc. (the “Company”) granted awards of performance shares (“Performance Shares”) as part of the Company’s 2014 long-term incentive program (“2014 LTIP”) to each of the following executive officers using the Company’s form of LTIP Performance Shares Agreement attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 16, 2009 (the “Performance Shares Agreement”):

Name	Number of Targeted Performance Shares (assumes 100% attainment of performance goals)
Philip G. Heasley, President and Chief Executive Officer	36,903
Scott W. Behrens, Executive Vice President, Chief Financial Officer and Chief Accounting Officer	10,544
Dennis P. Byrnes, Executive Vice President	10,544
Craig A. Maki, Executive Vice President, Chief Corporate Development Officer and Treasurer	7,908
David N. Morem, Executive Vice President	5,799

Performance Shares under the 2014 LTIP are earned based upon the achievement, over a three-year period (the “Performance Period”), of performance goals relating to the following: (1) revenue growth as measured by compound annual growth rate over the Performance Period in the Company’s consolidated Sales, Net of Term Extensions (“SNET CAGR”) and (2) contribution margin as measured by the cumulative consolidated operating income over the Performance Period (“Cumulative Operating Income”).

The grantees will earn the awards only if both the SNET CAGR and Cumulative Operating Income performance goals exceed threshold performance levels. If the Company achieves the threshold performance level for both SNET CAGR and Cumulative Operating Income, then grantees will earn performance shares based on a performance matrix that provides 50% of the awarded performance shares are earned for threshold performance, 100% of the awarded performance shares are earned for target performance and 200% of performance shares are earned for performance at or above the maximum level and other specified earning percentages based on the actual performance of the Company against the performance goals. If the performance of the SNET CAGR and Cumulative Operating Income performance goals fall between the specified percentage ranges set forth in the performance matrix, the Compensation Committee will determine the award percentage earned by mathematical interpolation and rounded to the nearest whole share.

The 2014 LTIP awards also included a grant of stock options to named executive officers which stock options were granted pursuant to the Company’s 2005 Equity and Performance Incentive Plan, as amended.

On December 12, 2013, the Compensation Committee approved the 2014 Executive Management Incentive Compensation plan (the “2014 Executive MIC”) for the Company’s executive officers, including the Company’s named executive officers (collectively, the “Executives”). The 2014 Executive MIC, including the 2014 short-term incentive goals (the “2014 Executive MIC Goals”), was established pursuant to and in accordance with the Executive Management Incentive Compensation Plan adopted by the Company’s stockholders at the Company’s 2013 annual stockholders’ meeting.

The objective of the 2014 Executive MIC is to incent Executives to achieve or exceed the Company’s financial and performance goals for the Company’s fiscal year commencing January 1, 2014 (the “MIC Performance Period”). MIC bonus amounts are determined based upon the achievement of two categories of performance metrics: (1) Funding Metrics and (2) Business Unit Performance Metrics. A MIC bonus may be more or less than 100% (up to a maximum of 200%) of its target level depending upon the percentage attainment of the performance metrics in the Executive’s plan. Performance attainment less than the threshold level indicated yields zero payout for that metric.

The Funding Metrics consist of the three consolidated Company financial metrics set forth in the table below. The total funded incentive pool available for payout to Executives will be calculated based upon the achievement of these three metrics.

Company Performance Metric	Metric Weighting	Attainment Percentage	Payout Percentage
Operating Income	75%	90%	40%
		100%	100%
		118%	200%
Sales, Net of Term Extensions	15%	90%	40%
		100%	100%
		114%	200%
60 Month Backlog	10%	98%	40%
		100%	100%
		103%	200%

Certain Executives have MIC plans comprised solely of the Funding Metrics above. Other Executives have MIC plans that also include one or more Business Unit Performance Metrics.

Distribution of the funded incentive pool to Executives depends upon each Executive’s performance against his or her individual MIC plan metrics. In no event will the aggregate MIC bonuses paid to all plan participants exceed the amount of the funded incentive pool.

In order to be entitled to any payment under the 2014 Executive MIC, the Executive must be an employee of the Company on the date of payment, except to the extent otherwise provided by the Company. If the Executive’s employment with the Company is terminated for any reason prior to the payment date, the Executive will not be eligible for a MIC bonus for the MIC Performance Period, and the Executive will forfeit all rights to such payment except to the extent otherwise provided by the Company.

The Company reserves the right at any time during the MIC Performance Period to: (1) amend or terminate the 2014 Executive MIC in whole or in part, (2) revoke any eligible Executive’s right to participate in the 2014 Executive MIC and (3) make adjustments to targets and payouts subject to the terms of the Executive MIC Plan.

Item 8.01	Other Events.

On December 12, 2013, Philip G. Heasley, President and Chief Executive Officer and a director of the Company, entered into a Rule 10b5-1 plan with a broker to sell shares of the Company’s common stock that may be acquired upon Mr. Heasley’s exercise of previously granted Company stock options which would, if not exercised, expire in accordance with their terms on March 9, 2015. Any sales pursuant to the Rule 10b5-1 plan will be reported, as applicable, in appropriate filings with the Securities and Exchange Commission. The plan is intended to comply with the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934, which permits corporate insiders to establish pre-arranged plans to transact in a company’s securities subject to certain conditions. Using these plans, individuals may diversify their investment portfolios over a period of time and manage the exercise of stock options and the sale of shares. The Company disclaims any obligation to report Rule 10b5-1 plans that may be adopted by other Company personnel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

Dated: December 18, 2013	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President